U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2004

THIRD MILLENNIUM INDUSTRIES, INC.

(Formerly X-Net Services Corp.)

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or other jurisdiction of incorporation)

000-49722

(Commission File Number)

87-0671807

(IRS Employer Identification Number)

4933 East Highway 60, Rogersville, MO, 65742

(Address of principal executive offices, including zip code)

(417) 890-6556

(Registrant's telephone Number, including area code)

Not applicable

(Former name or former address, if changed since last report)

===============================================================

Item 2.  Acquisition of Disposition of Assets.

On February 16, 2004, pursuant to the Asset Purchase Agreement, dated as of February 14, 2004 (the “Purchase Agreement”), between Camper’s World Inc. (“Camper World”), a wholly owned subsidiary of Third Millennium Industries (the “Company”), and Camperland Of Oklahoma, L.L.C. (the “Purchaser”), Camper World sold to the Purchaser certain inventory and fixed assets associated with components of the Company’s RV operations and the Purchaser assumed certain liabilities arising after the closing of the sale (the “Closing”) under the terms of contracts assigned under the Purchase Agreement.

The Purchase Agreement provides for the disposition of the Company’s equipment located at its 11th Street location in Tulsa, Oklahoma, its entire Jayco product line, the Jayco inventory at its Admiral Street location in Tulsa, Oklahoma, and its RV parts inventory.  The Purchaser assumed all indebtedness of TransAmerica; totaling $1,976,333 of which $347,333 is past due and Purchaser assumed all RV related account payable; totaling $119,125. Notwithstanding the Purchaser’s assumption of assets, the Company retains $669,670 owed to Textron, $101,107 owed to GE, $23,134 owed to Bombardier, $70,452 owed to Peoples State Bank and $8,500 owed to Gold Bank and $80,572 to customer pay-offs, for a total of $953,435 of which $209,511 is past due. The assumption of liabilities by the Purchaser is subject to approval and acceptance of each creditor, which has yet to be accomplished.

In conjunction with the Purchase Agreement, Purchaser and the Company have entered into a agreement (“Release Agreement”) releasing the Company from several agreements in favor of Ronald E. Shepherd, president of the Purchaser, as follows: the employment agreement between the Company and Ronald E. Shepherd, the stock option agreement between Greg Spencer and Dennis DePriest as Grantor and Ronald E. Shepherd, Trustee of The Shepherd Family Revocable Trust Dated October 26, 1998, the covenant not to compete between the Company and Ronald E. Shepherd, a real estate contract for the sale of the 11th Street location, any notes payable or loans due to Ron Shepherd or Ronald E. Shepherd, Trustee of The Shepherd Family Revocable Trust Dated October 26, 1998, any right of first refusal to purchase the RV business from the Company or Campers World, Inc.

Additionally, in conjunction with the Purchase Agreement, Purchaser and the Company have entered into a service agreement that requires the Purchaser to perform the following: Process finance contracts for the Company for which the Purchaser may retain all finance reserves and documentation fees, provide accounting and clerical services and of a similar nature as though provided to the Purchaser for its operations, promptly research and have available records of all historical transaction for review.

The purpose of this transaction is an attempt to reduce debt of the Company and spin off a non-core recreational vehicle business.

Copies of the Purchase Agreement and the Release Agreement are filed herewith as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Not Applicable.

(b)

Pro Forma Financial Information.

    It is impracticable for the Company to provide the required pro forma financial information as required by Item 7(b) of Form 8-K at this time.  Pro forma financial information giving effect to the transaction described in Item 2 of this Report will be filed by an amendment hereto.

(c)

Exhibits:

Exhibit Number	Exhibit
2.1

Asset Purchase Agreement, dated as of February 14, 2004, between Campers World, Inc., d/b/a Nichols RV and d/b/a Nichols Trailer Ranch, a wholly owned subsidiary of Third Millennium Industries, Inc.; and Camperland Of Oklahoma, L.L.C..

2.2

Release Agreement dated as of February 14, 2004, between Third Millennium Industries, Inc. and Campers World, Inc. its wholly owned subsidiary, and Ronald E. Shepherd, individually and as Trustee for the Shepherd Family Trust dated October 26, 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THIRD MILLENNIUM INDUSTRIES

By:  /s/ Dennis DePriest

Name:  Dennis DePriest

Title:   President

Dated:  March 1, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
2.1

Asset Purchase Agreement, dated as of February 14, 2004, between Campers World, Inc., d/b/a Nichols RV and d/b/a Nichols Trailer Ranch, a wholly owned subsidiary of Third Millennium Industries, Inc.; and Camperland Of Oklahoma, L.L.C..

2.2

Release Agreement dated as of February 14, 2004, between Third Millennium Industries, Inc. and Campers World, Inc. its wholly owned subsidiary, and Ronald E. Shepherd, individually and as Trustee for the Shepherd Family Trust dated October 26, 1998.